EXHIBIT 10.1

                         AGREEMENT OF PURCHASE AND SALE


         VICON INDUSTRIES, INC., a New York corporation, hereinafter referred to as "Purchaser," agrees to purchase, and RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation, hereinafter referred to as "Seller," agrees to sell, that certain improved real property, hereinafter referred to as the "Real Property," situated in the City of Hauppauge, Suffolk County, State of New York, consisting of the Real Property, legally described on Exhibit A attached hereto and made a part hereof, commonly known as 89 Arkay Drive, Heartland Executive Park, Hauppauge, New York, an industrial building (the "Building") containing approximately 56,000 rentable square feet in aggregate, on lots aggregating approximately 5.07 acres all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to such land by reason of a change of grade of any street or highway, and the like. Also included is all personal property owned by the Seller and located on or used in conjunction with the Property; any and all intangible personal property owned and used in the operation of the Property (the "Personal Property"), including the right to use the name of the property (but not the name "RREEF"), to the extent assignable; contract rights, lease rights, all licenses, permits and other written authorizations necessary for the use, operation and ownership of the Property, records, security deposits and prepaid rent, if any, and the benefit of any guaranties of the leases. All of the foregoing Real Property and Personal Property is hereinafter referred to as the "Property".

1. Purchase Price. The purchase price for the Property ("Purchase Price") shall be Three Million Three Hundred Nineteen Thousand Five Hundred Dollars
($3,319,500.00), payable by wire transfer of funds at Closing (as defined below).

2.       Deposit.



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2.1 Within one (1) business day after acceptance hereof by Seller and Purchaser,
Purchaser shall deposit the amount of $150,000.00 (the "Deposit") with Seller's attorney, the firm of D'Ancona & Pflaum ("Escrow Holder"), as earnest money to secure Purchaser's performance hereunder. The Deposit may be invested at the direction of Purchaser with the approval of Seller. All interest payable with respect to the Deposit, less investment fees, if any, shall be added to and become a part of the Deposit and shall be applied toward the Purchase Price if closing is completed in accordance with this Agreement; otherwise all interest shall be paid to the party entitled to the Deposit. The escrow instructions to Escrow Holder shall be in the form of Schedule 2.1 attached hereto. Purchaser acknowledges that Escrow Holder is Seller's attorney, and that Purchaser, having been advised by counsel, has consented to Escrow Holder acting as escrow holder despite also being Seller's attorney. Escrow Holder shall not be liable for any action with respect to the Deposit taken in good faith, without gross negligence and not in wilful disregard of this Agreement, any such liability hereby being waived by Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser and Seller authorize and direct Escrow Holder to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in the case Escrow Holder obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person by reason of such compliance. In case Escrow Holder is made a party defendant to any suit or proceedings regarding the Deposit, Purchaser and Seller, jointly and severally, agree to pay to Escrow Holder, upon demand, all costs, reasonable attorney's fees, and expenses incurred with respect thereto. If said costs, fees and expenses are not paid, then Escrow Holder shall have the right to reimburse itself out of the Deposit. Purchaser agrees and consents that the firm of D'Ancona & Pflaum shall not be disqualified from representing Seller in any litigation or other proceeding arising out of this Agreement, whether or not related to the Deposit, merely due to its acting as Escrow Holder hereunder; provided, however, that prior to undertaking any such representation, D'Ancona & Pflaum shall cause the Deposit to be deposited with the court or a new third party escrow holder acceptable to Purchaser and Seller.

3. Review of the Property. Upon its execution of this Agreement, Seller shall:

     3.1 Subject to the provisions of Section 8.15 hereof, provide Purchaser and its agents or consultants with access to the Property to inspect each and every part thereof to determine its present condition and to conduct such physical and environmental studies (including a mechanical and roof study) as Purchaser deems appropriate.

     3.2 Deliver to Purchaser copies of those documents and items listed in Exhibit B. By executing this Agreement, Purchaser acknowledges receipt of all of such items.



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     3.3  Purchaser  shall  have the  period  of thirty  (30) days (the  "Review
Period") commencing on the date that a fully executed copy of this Agreement is delivered to Purchaser ("Effective Date") to determine in its sole discretion whether all matters relating to the Property (other than title and survey, which are governed by Paragraph 4) are acceptable and whether it can obtain financing in connection with the purchase of the Property. If Purchaser shall conclude that any matter relating to the Property is not acceptable or Purchaser fails to obtain an unconditional financing commitment for a loan in relation to the Property in the amount of eighty percent (80%) of the Purchase Price, Purchaser shall so notify Seller in writing prior to the expiration of the aforementioned period (which notice shall contain a copy of Purchaser's environmental report (if requested by Seller), roof/structural report and other reports or studies obtained in connection with Purchaser's due diligence, and a specific statement as to the conditions found to be unacceptable; however, the following shall not be construed to limit or qualify Purchaser's absolute right to terminate this Agreement if it does not determine that all matters relating to the Property are acceptable), and this Agreement shall terminate without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph
8.15 hereof, and the Deposit plus interest shall be returned to Purchaser. In the event that Purchaser does not timely so notify Seller, Purchaser shall be deemed to have concluded that the condition of the Property is acceptable, to have obtained financing for the Property and to have elected to proceed with the transaction upon the terms and conditions contained herein. Notwithstanding anything in the foregoing to the contrary, Purchaser acknowledges that it is aware that the roof requires replacement, and that Purchaser shall have no right to either terminate this Agreement nor seek a price reduction based on the condition of the roof.

     3.4 Within five (5) days after execution and delivery of this Agreement by both parties, Seller shall deliver or make available, at Seller's New York office as listed in Section 8.4 of this Agreement, to Purchaser true copies of the following documents, to the extent same are in the possession of Seller or any Affiliate of Seller: all environmental reports, audits, and studies concerning the Real Property, including but not limited to all reports, audits, and studies identifying underground tanks, contamination of the soil or groundwater of the Real Property with Hazardous Materials (hereinafter defined); all correspondence with governmental authorities concerning the existence of Hazardous Materials at the Real Property (all of the foregoing are collectively referred to as the "Environmental Reports"). Seller does not warrant the accuracy of any information contained in such Environmental Reports. The term "Affiliate" shall mean any person or entity that controls, is under the control of, or is under common control with Seller.

     3.5 Purchaser agrees that any information obtained by Purchaser or its authorized agents in the conduct of its due diligence will be treated as confidential pursuant to Section 8.17.

4.       Title and Survey.



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     4.1  Upon  execution  and  delivery  of this  Agreement  by  both  parties,
Purchaser shall order (and upon receipt, promptly deliver copies to Seller), a commitment for an ALTA Owner's title insurance policy on the Real Property from Chicago Title Insurance Company (the "Title Insurer"). If Purchaser requires a survey of the Real Property, it shall obtain same, from a surveyor reasonably acceptable to Seller, not later than thirty (30) days after the Effective Date, provided that Purchaser shall not be obligated to use an updated version of the existing survey for the Property. No later than the end of the Review Period, Purchaser shall notify Seller in writing of any objection Purchaser may have to any exceptions reported in the title report or any matter shown on the survey. At the Closing, Seller shall convey and Purchaser shall accept fee simple title to the Real Property, subject only to: (a) the matters set forth in Exhibit D attached hereto (the "Permitted Exceptions"); and (b) such other matters as (i) the Title Insurer shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Real Property and (ii) shall be accepted by the lender which has committed in writing to provide mortgage financing to Purchaser for the purchase of the Real Property (the "Lender"). If the aggregate cost of removing any objections made by Purchaser to title or survey (the "Title Clearance Costs") plus the Violation Clearance Costs (as hereinafter defined) shall exceed $15,000 , Seller shall not be required to remove such objections if Seller so advises Purchaser in writing within ten (10) business days of Seller's receipt of Purchaser's notice of objections. Notwithstanding the provisions of the foregoing sentence, Seller shall remove all objections relating to (1) real estate taxes, water, and sewer charges to the extent they are for periods prior to the Commencement Date of the Lease (hereinafter defined), and (2) any mortgage placed upon the Real Property by Seller, or to which Seller has taken the Real Property subject and with knowledge. Upon receipt of such notice, Purchaser may elect either to (1) terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser and Seller shall reimburse Purchaser for one-half of both the Title Insurer's charges and the costs incurred by Purchaser to update or obtain a new survey (as the case may be) or
(2) close on the purchase of the Property, in which event the Purchase Price shall be reduced by $15,000 (the "Title Clearance Credit"). If Seller elects to terminate this Agreement as provided above, this Agreement shall terminate upon Purchaser's receipt of the Deposit and such reimbursement.

     4.2 At the Closing, the Personal Property shall be free and clear of all liens and encumbrances.

     4.3 Except for Excluded Violations (hereinafter defined), all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this Agreement by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Property and all liens which have attached to the Real Property prior to the closing pursuant to any applicable governmental ordinances, orders or requirements shall be removed or complied with by Seller. If the reasonably estimated aggregate cost to remove or comply with any violations or liens which Seller is required to remove or comply with pursuant to the provisions of this Paragraph (the "Violation Clearance Costs"), plus the Title Clearance Costs, shall exceed $15,000, Seller shall have the right to cancel this Agreement, in which event the sole liability of Seller shall be to refund to Purchaser the Deposit and to reimburse Purchaser for one-half of both the Title Insurer's charges and the costs incurred by Purchaser to update or obtain a new survey (as the case may be); unless Purchaser elects to accept title to the Property subject to all such violations or liens, in which event Purchaser shall be entitled to a credit of an amount equal to $15,000, less the Title Clearance Credit, against the monies payable at the Closing. "Excluded Violations" consist of violations which Purchaser, as tenant under the Lease, is required to remove or comply with pursuant to the terms of the Lease by reason of Purchaser's use or occupancy. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Property or liens have attached thereto.

5.       Representations and Warranties.

     5.1 Representations and Warranties of Seller. As used in this Section 5.1 and elsewhere in this Agreement, the phrase "to the knowledge of Seller" or phrases of similar import shall mean and be limited to the actual knowledge of Seller's portfolio manager (Pamela Boneham) and Seller's local management personnel having ongoing management responsibility with respect to the Property, namely (Alane Berkowitz), without investigation, and not to any constructive knowledge of any of the foregoing individuals or of Seller or any investment advisor to Seller, any entity that is a partner in Seller or such investment advisor, or any affiliates of any thereof, or to any officer, agent, representative, or employee of Seller or such investment advisor, any such constituent partner, or any such affiliate. Seller hereby warrants and represents to Purchaser (with such representations and warranties to be re-made as of closing pursuant to Section 7.6.7) as follows: 1.1

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     5.1.1 Pending Proceedings.  To the knowledge of Seller, Seller has received no written notice of special assessments, condemnation, environmental, zoning or other land use regulation proceedings either pending or planned to be instituted with respect to the Property or any part thereof.

     5.1.2 Status of Seller and Closing Documents. This Agreement has been, and all the documents to be delivered by Seller to Purchaser at Closing are or will be, duly authorized, executed, and delivered by Seller, will be sufficient to convey insurable title and are legal, valid, and binding obligations of Seller, are or will be enforceable in accordance with their respective terms, and do not and will not at Closing violate any provisions of any agreement to which Seller or the Property is subject.

     5.1.3 Non-Foreign Status. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Purchaser, prior to Closing, an affidavit in form satisfactory to Purchaser confirming the same.

     5.1.4 Compliance with Laws. Seller has received no governmental notice, not heretofore corrected and discharged, or which Seller is in the process of correcting and discharging, alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, environmental, flood control or all other applicable rules, regulations, codes, ordinances, or statutes of any local, state and federal authorities and any other governmental authority asserting jurisdiction over the Property, and has no knowledge of any such current violation.

     5.1.5 Service Contracts. To Seller's knowledge, there are no agreements or contracts affecting the Property as to which Seller is the contracting party (including, without limitation, any management, leasing, services or maintenance agreements) which are not terminable at will by Seller without further liability, upon not more than 30 days' prior written notice. Seller has provided Purchaser with true and correct copies of all such Service Contracts, which contracts are listed on Exhibit E attached hereto and Seller agrees to terminate any existing Service Contract related to the roof of the Building on or before the Closing.

     5.1.6 No Default. The execution and delivery of this Agreement, and consummation of the transaction described in this Agreement, does not and will not constitute a default under any contract, lease, or agreement to which Seller is a party.

     5.1.7 No Suits. To Seller's knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by and federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality.



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     5.1.8  Environmental  Condition.  Each  of  the  following  representations contained in this Section 5.1.8 is wholly qualified and limited by (a) any matters disclosed in any materials made available or delivered to Purchaser by Seller pursuant to Section 3 above or otherwise, (b) any matters disclosed in any environmental reports or studies obtained by Purchaser, and (c) any other matters about which Purchaser has actual knowledge. Subject to the foregoing, Seller represents to its knowledge:

     5.1.8.1 Except as may be disclosed in the  Environmental  Reports listed in
Schedule 5.1.8.1, there has been no, and there are no, Hazardous Materials on or beneath the surface of the land constituting the Property or in any structures or improvements thereon. For the purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. and the Resource Conservation and Recovery Act, 42
U.S.C. ss.ss. 6901 et seq., or any regulation, order, rule or requirement adopted hereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 et seq.

     5.1.8.2 The Property and the operations on the Property have been and are in compliance with all environmental laws applicable thereto.

     5.1.8.3 Except as may be disclosed in the Environmental Reports specified in Schedule 5.1.8.1, no releasing, generating or handling of Hazardous Materials has occurred on the Property, and Seller has not permitted the releasing, generating or handling of Hazardous Materials on the Property or the incorporation thereof in any buildings or improvements thereon, except in either instance in minimal amounts customarily found in office uses and in compliance with applicable law or as is otherwise allowed in compliance with applicable law.

     5.1.8.4 Seller has not received any summons, citation, directive, letter or other communication, written or oral, from the United States Environmental Protection Agency, the Suffolk County Department of Health Services or the New York Department of Environmental Conservation Resources with respect to the Property.

     5.1.9 Licenses and Permits. To the knowledge of Seller, all licenses, permits, variances, approvals, authorizations, easements, and rights of way required for the use and operation of the Property and to insure vehicular and pedestrian ingress and egress to the Property have been obtained.



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     5.1.10  Construction  Contracts.  Except as specified  in Schedule  5.1.10,
Seller has entered into no outstanding written or oral contracts with regard to construction of improvements on the Property, which have not been fully paid for or which will not have been fully paid for as of Closing.

     5.1.11 Options. Seller has no knowledge of any options or rights of first refusal to acquire any interest in the property not set forth in the tenant leases delivered to Purchaser or in documents of record disclosed in the title commitment.

    5.2           Seller Covenants.  Seller covenants and agrees  as follows:
    ---------     ----------------

     5.2.1 Seller shall not modify or amend any Service Contract or enter into any new Service Contract without Purchaser's prior consent, unless the same is terminable on or before the Closing.

     5.2.2 No fixtures, equipment or personal property included in this sale shall be removed from the Real Property without Purchaser's consent.

     5.2.3 Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Real Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Portions of real estate tax refunds and credits received after the Closing Date which are attributable to periods prior to the date of the Lease between Purchaser and Seller reference dated December 24, 1996 (the "Lease"), shall paid to Seller, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     5.3 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that this Agreement has been, and all the documents to be delivered by Purchaser to Seller will be, duly authorized, executed, and are or will be legal, valid, and binding obligations of Purchaser, are or will be enforceable in accordance with their respective terms, and do not and will not at Closing violate any provisions of any agreement to which Purchaser is subject.



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     5.4 Continuation.  The continued  accuracy in all respects of the aforesaid representations and warranties shall be a condition precedent to the parties' obligation to close. If any of Seller's said representations and warranties is not correct in all material respects at the time the same is made or as of Closing, or when remade at Closing, or if such warranty or representation becomes inaccurate in any material respect on or prior to Closing, all of the foregoing occurring other than by reason of Seller's default hereunder, Purchaser may, upon being notified of such occurrence either (a) terminate this Agreement, in which event the Deposit will be returned to Purchaser, and neither party will have any further rights or obligations hereunder except as provided in Section 8.15, or (b) waive such matter and proceed to Closing, by written notice to Seller given within ten (10) days after Purchaser receives written notice from Seller, or otherwise obtains actual knowledge, of such occurrence, but in no event later than Closing. If Purchaser fails to give any such notice within the required time period, Purchaser will be deemed to have elected to waive such matter and proceed to Closing. The foregoing does not prohibit Purchaser from seeking actual (but not special, consequential, exemplary or punitive) damages proximately caused by Seller's knowing and intentional breach, discovered before Closing, of any of Seller's representations and warranties
contained  herein.   However,  and  in  any  event,  if  Purchaser  closes  this transaction after being notified or otherwise having actual knowledge of the breach or inaccuracy of any representation or warranty hereunder, whether or not knowing and intentional and whether or not occurring by reason of Seller's default, Purchaser shall be conclusively deemed to have waived such matter and shall be barred from asserting any claim with respect thereto. Subject to the preceding sentence and to the time limitation of Section 8.11, nothing herein shall prohibit Purchaser from seeking actual (but not special, consequential, exemplary or punitive) damages proximately caused by the breach, discovered after Closing, of any of Seller's representations and warranties contained herein, which damages shall be limited in the aggregate to $200,000.00.

     5.5 Condition of Property. Except as expressly set forth in this Agreement, Seller has not made and does not hereby make any representations, warranties or other statements as to the condition of the Property and Purchaser acknowledges that at Closing it is purchasing the Property on an "AS IS, WHERE IS" basis as of the Effective Date, subject to normal wear and tear and Purchaser's repair obligations under the Lease, and without relying on any representations and warranties of any kind whatsoever, express or implied, from Seller, its agents or brokers as to any matters concerning the Property. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives, other than the Lease, are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and to rely solely upon the results of Purchaser's own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser. Nothing contained in this paragraph is intended to affect Purchaser's rights specifically set forth elsewhere in this Agreement.



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     5.5.1 Without limiting the generality of the foregoing,  Purchaser  further acknowledges and agrees Seller has no obligation whatsoever under this Agreement with respect to the condition of the roof other than the obligation to make repairs to stop roof leaks. If this Agreement is terminated for any reason and the existing lease remains in force, Seller's obligations with respect to the roof shall be as landlord under, and as provided in, said lease; however, Purchaser acknowledges and agrees that no major roof repair or replacement will be undertaken by Seller/Landlord during the pendency of this Agreement, and would not be undertaken by the landlord until spring, 1998.

   6. Closing Conditions. Purchaser's obligation to proceed to Closing shall be conditioned upon Seller's performance of the following obligations and satisfaction of the following conditions, in addition to all of its other obligations and conditions contained in this Agreement, provided that Purchaser may in its sole discretion elect to waive failure by Seller to perform any particular obligation.

     6.1 The Title Insurer shall be prepared to issue a policy of title insurance insuring Purchaser's interest in the Property being conveyed, subject only to exceptions approved pursuant to Section 4.

     6.2 All of Seller's representations and warranties made pursuant to Section
5.1 shall remain true and correct.

     6.3 Seller shall have delivered all of the documents and other items required pursuant to Section 7.6 and shall have performed all other covenants, undertakings and obligations required by this Agreement, to be performed or complied with by Seller at or prior to Closing.

  7.   Closing.

     7.1 Closing of Sale. Purchaser and Seller shall use reasonable efforts to close the purchase and sale contemplated herein (herein referred to as the "Closing") at the office of the Purchaser's Lender's attorney on December 30, 1997, or as otherwise mutually agreed, but in no event shall the Closing occur later than February 3, 1998 (the "Closing Date"). At Closing, Seller will deliver to Purchaser a bargain and sale deed with covenant against grantor's acts, in proper form for recording, duly executed and acknowledged, so as to convey the title required by this contract ("Deed", Schedule 7.6.1) and other closing documents required hereunder. The Deed shall also contain such recitals as are required by the Title Insurer with respect to authorization, execution and delivery of the Deed and Purchaser will cause payment of the Purchase Price to be made to Seller by wire transfer. The sale (payment of Purchase Price and delivery of Deed) may, at Purchaser's option, to be exercised by notice to Seller at least five (5) days prior to the Closing Date, be closed through escrow with the Title Insurer in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such Title Insurer with special provisions inserted as may be required to conform with this Agreement.

     7.2 Proration, Adjustments. Rental income shall be prorated as of 12:01 a.m. on the date after Closing (i.e., Seller is entitled to the income of the day of Closing). In addition, Purchaser shall receive a credit at Closing for its Security Deposit, as defined in the Lease, in the amount of $31,546.67. To the extent that any items to be prorated are not known with certainty, such proration shall be based upon the most recent ascertainable amounts. All prorations shall be final. Purchaser shall deliver the Purchase Price to Seller in good funds by 2:00 p.m. Chicago time on the day of Closing. If Seller does not receive the funds by such time, prorations shall be made as of the next business day.

     7.3 Proration of Service Charges. To the extent Seller, as opposed to tenants, is responsible for payment of utility charges, Seller will attempt to have utility meters read as of the Closing Date. To the extent that this is not possible and to the extent that any other obligation for continuing utility services is incurred, and statements are rendered for such services covering periods both before and after the Closing Date, the amount will be adjusted between the parties as of the Closing Date on a per-diem basis. Seller will forward any such statements which it receives to Purchaser and Purchaser shall pay the same. Purchaser will forward any such statements which it receives to Seller and Seller will remit to Purchaser its proportionate share immediately upon demand.

     7.4 Closing Costs. Seller shall pay up to an aggregate total of $60,000.00 toward the costs (the "Closing Costs") of (i) the Title Insurer's escrow and/or closing fees (including any payment to the closing officer of the Title Insurer as may be the local custom at the Closing), (ii) the cost of the basic title commitment and policy, the cost of any endorsements to the title policy required by Purchaser, including extended coverage, and all other fees and charges of the Title Insurer, (iii) all recording fees and taxes, including but not limited to mortgage recording taxes, (iv) the cost of the survey, if any, and (v) all state, county and local or other transfer taxes. Purchaser shall be responsible for all costs of Purchaser's physical inspections of the Property (environmental, engineering), and other due diligence activities, and all Closing Costs in excess of $60,000.00. Except as otherwise provided in Paragraph 8.9, each party shall be responsible for its own attorneys' and other professional fees.

   7.5     Possession.  Purchaser is currently in possession of the Property.
           ----------

   7.6     Seller's Closing Documents.  As part of the Closing, Seller shall
           --------------------------
deliver to Purchaser:


     7.6.1 the Deed, in the form of Schedule 7.6.1

     7.6.2 an affidavit in customary form that Seller is not a "foreign person" within the meaning of Section 1445(e) of the Internal Revenue Code of 1986, in the form of Schedule 7.6.2;

     7.6.3 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner's title insurance policy, including a mechanics' lien and judgment affidavit;

     7.6.4 a Lease Termination Agreement with respect to the existing lease between Purchaser and Seller in the form of Schedule 7.6.4; 1.1.1

     7.6.5 an  assignment  of  Service  Contracts,  contracts  (if  accepted  by
Purchaser)   and   warranties  in  the  form  of  Schedule   7.6.5   ("Contracts
Assignment");

     7.6.6 an assignment of intangibles and of licenses and permits, to the extent such licenses and permits are assignable and not posted at the Property, in the form of Schedule 7.6.6 ("Intangibles Assignment");

     7.6.7 a "bring down certificate" stating that Seller's representations and warranties are true and correct as of the closing date, in the form of Schedule 7.6.7;

     7.6.8 evidence of Seller's authority to enter into and consummate all of the transactions contemplated in this Agreement;

     7.6.9 if a title examination discloses judgments, bankruptcies or other returns against persons having names the same as or similar to that of Seller, Seller shall deliver an affidavit showing that they are not against the Seller;

     7.6.10 Seller's share of the Closing Costs, which may, at Seller's option, be deducted from Seller's proceeds from the Purchase Price; and

     7.6.11 All other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

   7.7    Purchaser's Closing Documents.  As part of the Closing, Purchaser
          -----------------------------
shall deliver to Seller:


     7.7.1 Good federal funds in an amount equal to the Purchase Price, less the Deposit, and interest thereon, the Security Deposit and plus or minus prorations as provided herein and plus funds sufficient to pay Purchaser's closing costs hereunder;

     7.7.2 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner's title insurance policy;

     7.7.3 Executed counterpart of the Lease Termination Agreement;

     7.7.4 Executed counterpart of the Contracts Assignment;

     7.7.5 Executed counterpart of the Intangibles Assignment;

     7.7.6 All other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

  7.8 Joint Deliveries. At the Closing, Seller and Purchaser shall execute and deliver to each other the following documents, in each case duly executed or otherwise in proper form:

     7.8.1 Closing Statement;

     7.8.2 City, county and state transfer tax returns, declarations or similar instruments; and

     7.8.3 All other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

   8.     Miscellaneous.
          --------------

     8.1   Modifications. This Agreement can be amended only in writing.

     8.2 Casualty and Condemnation. Seller shall keep its customary replacement cost insurance covering the Property in effect until the Closing. If the improvements on the Property or the Personal Property are destroyed or damaged to the extent that repairs cost in excess of $200,000, or if the net proceeds of insurance to be assigned to Purchaser shall be less than $200,000, or if condemnation proceedings are commenced against the Property, between the date hereof and the Closing, Purchaser may terminate this Agreement. If Purchaser elects to accept the Property in its then condition, all proceeds of insurance (plus the applicable deductible) or condemnation awards payable to Seller by reason of such damage or condemnation shall be paid or assigned to Purchaser. In the event of any other damage to the Property, which damage Seller is unwilling to repair prior to Closing, Purchaser shall accept the Property in its then condition, in which case Purchaser shall be entitled to a reduction in the Purchase Price to the extent of the cost of repairing such damage, as certified by an independent contractor selected by the parties. If Purchaser's Lender is unwilling to consummate Purchaser's financing by reason of any casualty to, or condemnation of, all or part of the Property, Purchaser may terminate this Agreement. If Purchaser terminates this Agreement pursuant to this Paragraph, Seller shall refund to Purchaser the Deposit. In the event of any damage where Purchaser does not have the right to terminate or elects not to terminate and Seller elects to repair such damage, the Closing Date shall be delayed for the number of days required to repair the damage.

     8.3 Time of Essence. If Purchaser, without fault of Seller, fails to close the transaction contemplated herein on or before the Closing Date, and such failure continues for five (5) days after written notice of such failure to Purchaser, Seller may terminate this Agreement and direct Escrow Holder to pay the Deposit to Seller as liquidated damages and as Seller's sole and exclusive remedy.

     8.4 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

    If to Purchaser:                   Vicon Industries, Inc.
                                       89 Arkay Drive
                                       Hauppauge, New York 11788
                                       Attn: Kenneth Darby
                                       Facsimile: (516) 951-2288

    with a copy to:                    Schoeman Marsh & Updike, LLP
                                       60 East 42nd Street
                                       New York, New York 10165
                                       Attn: Nancy Connery
                                       Facsimile: (212) 687-2123

    If to Seller:                      The RREEF Funds
    ------------                       875 North Michigan Avenue
                                       Suite 4114
                                       Chicago, IL 60611
                                       Attn: Ms.Pamela Boneham & Mr.John Turney
                                       Facsimile: (312) 266-9346

    with a copy to:                    The RREEF Funds
                                       401 Hackensack Avenue, Suite 701
                                       Hackensack, New Jersey 07601
Attn: Denise Stewart
Facsimile: (201) 488-8489

    with a copy to:                    The RREEF Funds
                                       125 Maiden Lane
                                       Fifth Floor
                                       New York, NY 10038
                                       Attn: Alane Berkowitz
                                       Facsimile: (212) 785-3630

    with a copy to:                    D'Ancona & Pflaum
                                       30 North LaSalle Street
                                       Suite 2900
                                       Chicago, Illinois  60602
                                       Attn:  Lawrence J. Moss
                                       Facsimile: (312) 580-0923

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice will be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail or (b) a nationally recognized overnight courier, in which case notice will be deemed delivered one business day after deposit with such courier or (c) facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to recipient was completed or (d) personal delivery. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number will be effective until actual receipt of such notice.

     8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto, provided Purchaser may not assign its rights or obligations hereunder without the prior written consent of Seller.

     8.6 Governing Law. The performance and interpretation of this Agreement shall be controlled by the law of the State in which the Property is located.

     8.7 Continuation Until Closing. Between the date of execution of this Agreement and the Closing, Seller shall keep and perform all of the obligations to be performed by landlord under any leases or applicable laws, subject to
Section 5.5.1.

     8.8 Brokers. Seller and Purchaser each (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than the parties, if any, to be paid a commission as specified in Paragraph 8.10, and (b) agrees to indemnify and hold the other harmless from and against any losses, damages, costs, or expenses (including attorneys' fees) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.

     8.9 Attorneys' Fees. If any action is brought by either party against the other party, the party in whose favor final judgment shall be entered shall be entitled to recover court costs incurred and reasonable attorneys' fees, at trial, upon appeal and on any petition for review.

     8.10 Brokers Commission. There are no brokers involved in this transaction. Seller shall indemnify and hold Purchaser harmless from any and all losses, liability, costs or expenses (including attorneys' fees) related to any claim for a brokerage commission by the brokers to whom Seller paid a commission with respect to the Lease.

     8.11 Continuation and Survival of Covenants. All representations and warranties by the respective parties contained in this Agreement or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the Closing. Seller's representations and warranties contained herein and claims, damages or injury for the breach thereof shall survive the date of Closing for a period of one (1) year. Purchaser must give Seller written notice of any claim it may have against Seller for a any breach within one (1) year after the Closing Date. Any claim which Purchaser may have which is not so asserted within the one (1) year period will not be valid or effective and Seller will have no liability with respect thereto.

     8.12 Merger of Prior Agreements. This Agreement constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to said purchase and sale.

     8.13 Invalidity of Provisions. In the event any provisions of this Agreement are declared invalid or are unenforceable for any reason, such provisions shall be deleted from such document and shall not invalidate any other provision.

     8.14 ERISA. Prior to Seller's execution of this Agreement, Purchaser shall furnish to Seller all information regarding Purchaser, its affiliates and the shareholders or partners of each of them (collectively, the "Purchaser Related Parties") as Seller reasonably requests in order to enable Seller to determine to Seller's sole satisfaction that the transaction contemplated hereby will not constitute a sale to a "party-in-interest" within the meaning of Section 3(14) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), with respect to any investor in Seller. Purchaser represents and warrants to Seller that there will not be any change in any such information regarding Purchaser or the Purchaser Related Parties, which change could lead to an ERISA violation, prior to or on the Closing. At Seller's request, Purchaser will complete
Seller's standard Party In Interest/Prohibited Transaction Questionnaire, substantially in the form of Exhibit C attached hereto, within five (5) working days after receipt of such request. If Seller reasonably determines that the transaction contemplated hereby will constitute a "prohibited transaction," or is otherwise prohibited, under ERISA, and no exemption is available, Seller, upon written notice to Purchaser, may cancel this Agreement and the Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for the Title Insurer's charges, the costs incurred by Purchaser to update or obtain a new survey (as the case may be), the costs incurred by Purchaser to obtain any financing commitment, and the costs incurred by Purchaser to obtain any environmental report for the Real Property.

     8.15 On-Site Testing. In connection with any on-site testing, Purchaser shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed testing within three (3) business days after receipt of such notice, such approval not to be unreasonably withheld; Seller's failure to notify Purchaser of its approval or disapproval shall be deemed to be Seller's disapproval thereof. Any disapproval shall include a reasonably detailed statement of
Seller's basis for objection. If Purchaser or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, upon Seller's request, Purchaser shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon Seller's request, Purchaser shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Purchaser or its agents, employees or contractors. Purchaser shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance reasonably acceptable to Seller, insuring against all liability of Purchaser, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to damage or injury caused by any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this
Agreement, including without limitation damage to the Property or release of hazardous substances or materials onto the Property, excluding, however, any costs incurred by Seller in supervising Purchaser's testing and excluding any damage caused by the negligence or misconduct of Seller, its contractors or agents. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement. Nothing in this
Section 8.15 shall be construed to limit or impair Purchaser's absolute right to terminate under Section 3.

     8.16 Release. Except to the extent of the representations and warranties of Seller expressly set forth in this Agreement, but otherwise notwithstanding any other provision of this Agreement to the contrary, Purchaser, on behalf of itself and its successors and assigns, waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629) and the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.).

     8.17 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, investors, advisors, and affiliates, or as required by law. No party will make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to advisors, consultants, investors and affiliates in connection with the transactions contemplated hereby, or as required by law. In the event of the termination of this Agreement for any reason whatsoever, Purchaser will return to Seller, at Seller's request, all documents, work papers, and other material (including all copies thereof) obtained from Seller in connection with the transactions contemplated hereby, and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The provisions of this Section 8.17 will survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and will not be subject to the limitation set forth in Section 8.11. Notwithstanding any contrary provisions of Sections 3.4 and 8.17, Seller agrees that Purchaser may disclose information obtained by Purchaser (a) to its consultants and professionals engaged by Purchaser in connection with Purchaser's purchase of the Property, who shall be requested to maintain confidentiality, (b) as required by court order or other legal process, and (c) as required by the applicable provisions of the Securities Exchange Act of 1934, the Securities Act of 1933, and the rules and regulations promulgated thereunder, and as required by other applicable provisions of law.

     8.18 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event, after which the designated period of time begins to run, is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. Chicago, Illinois time on the last day of such period of time.

     8.19 Exculpation Clause. The obligations of Seller contained herein are intended to be binding only on the property of the trust party to this Agreement of Purchase and Sale and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the trustees, investment managers, any general partners thereof, or any employees or agents of the trustees or investment managers. All documents to be executed by Seller shall also contain the foregoing exculpation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

SELLER:

RREEF   MIDAMERICA/EAST-V   NINE,  INC.,  a  Delaware
corporation

By:      RREEF  America  L.L.C.,  a Delaware  limited
         liability company, its investment advisor


By:
         Authorized Representative

Dated:


PURCHASER:

VICON INDUSTRIES, INC., a New York corporation

By:

Kenneth Darby, President


Dated:

                         List of Schedules and Exhibits

Schedules

2.1                                         Earnest Money Escrow Instructions
5.1.8.1                                          Possible Hazardous Materials
5.1.10                                           Construction Obligations
7.6.1                                       Form of Deed
7.6.2                                       FIRPTA Certificate
7.6.4                                       Lease Termination Agreement
7.6.5                                       Assignment and Assumption of
                                                 Contracts and Warranties
7.6.6                                       Assignment of Intangibles
7.6.7                                       Bring-Down Certificate

Exhibits

A                                           Legal Description of Property
B                                           Due Diligence Deliveries
C                                           Party In Interest/Prohibited
                                                 Transaction Questionnaire

                                  Schedule 2.1

                        EARNEST MONEY ESCROW INSTRUCTIONS

ESCROW #___________


                               ESCROW INSTRUCTIONS


         These Escrow Instructions are entered into as of this _____day of December, 1997 by and among RREEF MIDAMERICA/EAST-V, a Delaware corporation ("Seller"), VICON INDUSTRIES, INC., a New York corporation ("Purchaser") and D'ANCONA & PFLAUM ("Escrow Holder").

                                    RECITALS:

         A. WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale dated December __, 1997 (the "Agreement"), whereby Seller agreed to sell and Purchaser agreed to purchase certain real property located in the City of Hauppauge, Suffolk County, State of New York, more particularly described therein (the "Property");

         B. WHEREAS, the Agreement obligates Purchaser to deposit the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) with Escrow Holder to secure its obligations under the Agreement at this time (such deposit, together any interest earned thereon, the "Deposit") ; and

         C. WHEREAS, the parties now desire to set forth the terms and conditions of the Escrow.

         NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS:

         1.  The  parties   agree  that  the  Deposit  shall  be  placed  in  an
interest-bearing escrow account with Escrow Holder in order to secure the obligations of Purchaser pursuant to the Agreement and that any interest earned thereon, less investment fees, if any, shall be deemed to be part of the Deposit. The Deposit may be invested at the direction of Purchaser with the approval of Seller.

         2. In the event that Purchaser delivers a request for the Deposit to Escrow Holder on or before _____________, 1997 (the last day of the Review Period under the Agreement), Escrow Holder shall deliver the Deposit to Purchaser and notify Seller of such disbursement. Such request shall constitute Purchaser's election to terminate the Agreement pursuant to Paragraph 3 of the Agreement. Purchaser shall send a copy of such request to Seller simultaneously with delivery of such request to Escrow Holder.

         3. Following the expiration of the Review Period, in the event that any party hereto timely delivers a notice to the other parties hereto disputing a disbursement request, Escrow Holder shall continue to hold such disputed funds until Escrow Holder shall receive a joint order from Purchaser and Seller requesting such disbursement or Escrow Holder shall receive an order, judgment or decree of any court ordering disbursement. In the event that Escrow Holder complies with any orders, judgments or decrees issued or entered by any court, Escrow Holder shall not be liable to any of the parties hereto by reason of such compliance. In the absence of such a joint order or court order, Escrow Holder may do nothing or may commence an interpleader action as set forth in Paragraph 4 below.

         4. Escrow Holder may pay the Escrow Funds into a court of competent jurisdiction upon commencement by Escrow Holder of an interpleader action in such court. The costs and attorneys fees of Escrow Holder for such interpleader action shall be paid one-half by each of the parties.

         5. For purposes of this Agreement, notices sent by facsimile or personal delivery may be addressed as follows:

   If to Purchaser:                   Vicon Industries, Inc.
                                      89 Arkay Drive
                                      Hauppauge, New York 11788
                                      Attn: Kenneth Darby
                                      Facsimile: (516) 951-2288

   with a copy to:                    Schoeman Marsh & Updike, LLP
                                      60 East 42nd Street
                                      New York, New York 10165
                                      Attn: Nancy Connery
                                      Facsimile: (212) 687-2123

   If to Seller:                      The RREEF Funds
   ------------                       875 North Michigan Avenue
                                      Suite 4114
                                      Chicago, IL 60611
                                      Attn: Ms. Pamela Boneham & Mr. John Turney
                                      Facsimile: (312) 266-9346
   with a copy to:                    The RREEF Funds
                                      401 Hackensack Avenue, Suite 701
                                      Hackensack, New Jersey 07601
                                      Attn: Denise Stewart
                                      Facsimile: (201) 488-8489

   with a copy to:                    The RREEF Funds
                                      125 Maiden Lane
                                      Fifth Floor
                                      New York, NY 10038
                                      Attn: Alane Berkowitz
                                      Facsimile: (212) 785-3630

   with a copy to:                    D'Ancona & Pflaum
                                      30 North LaSalle Street
                                      Suite 2900
                                      Chicago, Illinois  60602
                                      Attn:  Lawrence J. Moss
                                      Facsimile: (312) 580-0923

   If to Escrow                       D'Ancona & Pflaum
   Holder:                            30 North LaSalle Street
                                      Suite 2900
                                      Chicago, Illinois 60602
                                      Attn: Lawrence J. Moss
                                      Facsimile: (312) 580-0923

         6. Escrow Holder shall have only such duties as are herein specifically provided and shall incur no liability whatsoever, except for wilful misconduct or gross negligence so long as Escrow Holder has acted in good faith. Escrow Holder may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. Escrow Holder shall be fully protected in acting in accordance with any written instrument given to it hereunder and believed by it to have been signed by any proper party.

         7. Purchaser acknowledges that Escrow Holder is Seller's attorney, and that Purchaser, having been advised by counsel, has consented to Escrow Holder acting as escrow holder despite also being Seller's attorney. Escrow Holder shall not be liable for any action with respect to the Deposit taken in good faith, any such liability hereby being waived by Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser and Seller authorize and direct Escrow Holder to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction. In case Escrow Holder is made a party defendant to any suit or proceedings regarding the Deposit, Purchaser and Seller, jointly and severally, agree to pay to Escrow Holder, upon demand, all costs, attorney's fees, and expenses incurred with respect thereto. Purchaser agrees and consents that the firm of D'Ancona & Pflaum shall not be disqualified from representing Seller in any litigation or other proceeding arising out of this Agreement, whether or not related to the Deposit, merely due to its acting as Escrow Holder hereunder; provided, however, that prior to undertaking any such representation, D'Ancona & Pflaum shall cause the Deposit to be deposited with the court or a new third party escrow holder acceptable to Purchaser and Seller.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

RREEF   MIDAMERICA/EAST-V   NINE,  INC.,  a  Delaware
corporation

By:      RREEF  America  L.L.C.,  a Delaware  limited
         liability company, its investment advisor


By:

         Authorized Representative

Dated:



ESCROW HOLDER:

D'ANCONA & PFLAUM


By:

Title:

Dated:



PURCHASER:

VICON INDUSTRIES, INC., a New York corporation

By:

Title:

Dated:

                                Schedule 5.1.8.1

                              Environmental Reports


1.       Letter from ATC Associates Inc. dated September 19, 1997.

2.       Documentation   regarding   spill  #8900915,   including   letter  from
         Diagnostic Engineering Inc. dated August 14, 1989.

3.       Documentation of underground fuel storage tank.

4.       Asbestos survey from ATC Associates Inc. dated December 30, 1996.

5. Asbestos Project Monitoring Report prepared by ATC Environmental Inc, Project No. 87600-0033.

6.       Closeout Submittal from EWT Contracting, Inc. dated January 1997.

                                 Schedule 5.1.10

                            Construction Obligations

                                     -None-

                                 Schedule 7.6.1

                                  Form of Deed


                                 (To be agreed)

                                 Schedule 7.6.2

                               FIRPTA CERTIFICATE

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation ("Seller") hereby certifies the following:

1.Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller's U.S. employer identification number is 94-2624868; and

3. Seller's principal place of business is 650 California Street, Suite 1800, San Francisco, CA 94108.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.




RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation

By: RREEF America L.L.C., a Delaware limited liability company, its investment advisor


 By:___________________________
     Authorized Representative
Subscribed and sworn to
before me this ____ day of
------,


------------------------------
Notary Public

                                 Schedule 7.6.4

                          LEASES TERMINATION AGREEMENT


     THIS TERMINATION, dated this __day of _________, 19 ___, between RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation ("Landlord") and VICON INDUSTRIES, INC., a New York corporation ("Tenant"), for the premises located in the City of Hauppauge, County of Suffolk, State of New York, commonly known as 89 Arkay Drive, Hauppauge, New York (the "Premises").

                                 W I T N E S S E T H :

         WHEREAS, Landlord and Tenant entered into that certain Lease reference dated December 24, 1996 (the "Lease"); and

         WHEREAS, Landlord and Tenant desire to terminate the Lease as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to terminate the Lease under the following conditions:

1. TERMINATION DATE. The Lease shall terminate on __________________, 19__, in the same manner and with the same effect as if that date had been originally fixed in the Lease for the expiration of the term, conditioned on the performance by the parties of the provisions of this Agreement. If Tenant fails to vacate the Premises on the Termination Date, Landlord's remedies shall be as specified in the Lease.

2. OUTSTANDING RENT AND OTHER CHARGES. Tenant shall pay to Landlord all rent and other charges as specified in the Lease through the Termination Date. Any charges which cannot be ascertained prior to the Termination Date shall be estimated by Landlord and Tenant shall pay such estimated amount. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.

3. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claims against Landlord under this Termination Agreement shall only be made against Landlord to the extent of Landlord's interest in the property of which the Premises are a part. The obligations of Landlord under this Termination Agreement shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, and the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.



LANDLORD:                                                   TENANT:

RREEF MIDAMERICA/EAST-V                              VICON INDUSTRIES, INC.,
NINE, INC., a Delaware corporation                     a New York corporation

By:      RREEF America L.L.C.,
         a Delaware limited liability
         company, its investment advisor


         By:                                          By:
               Authorized Representative              Its:

                                 Schedule 7.6.5

              ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND WARRANTIES


         THIS ASSIGNMENT (the "Assignment"), dated this ___ day of February, 1998, is made by and among RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation (the "Assignor") and VICON INDUSTRIES, INC., a New York corporation (the "Assignee").

         WHEREAS, Assignee has this day purchased Assignor's interest in the real property legally described on the attached Exhibit A (the "Property"); and

         WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Property;

         NOW, THEREFORE, in consideration of the purchase and sale of the Property, and for other good and valuable consideration, Assignor agrees as follows:

         1. Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following:

                  (a) All contracts listed on Exhibit B attached hereto.

                  (b) All presently effective and assignable warranties, guaranties, representations or covenants given to or made in favor of Assignor or Assignor's affiliates in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of the Property.

         The foregoing are collectively referred to herein as the "Contracts."

         2. Assignor agrees to assume full responsibility for all the obligations under the Contracts accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising from Assignor's failure to perform said obligations.

         3. Assignee assumes full responsibility for all obligations accruing from and after the date hereof and Assignee agrees to indemnify and hold Assignor and its predecessors in title harmless from all claims, liabilities or costs arising from Assignee's failure to perform said obligations.

         4. This instrument may be executed in counterparts.

         5. The obligations of Assignor contained herein are intended to be binding only on the property of the trust party to this Agreement and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the trustees, investment managers, any general partners thereof, or any employees or agents of the trustees or investment managers.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

RREEF   MIDAMERICA/EAST-V   NINE,  INC.,  a  Delaware
corporation

By:      RREEF  America  L.L.C.,  a Delaware  limited
         liability company, its investment advisor


By:___________________________
         Authorized Representative



ASSIGNEE:

VICON INDUSTRIES, INC., a New York corporation


By:
Title:

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                                    Contracts

                                 Schedule 7.6.6

                            ASSIGNMENT OF INTANGIBLES


         THIS ASSIGNMENT (the "Assignment"), dated this ___ day of February, 1998, is made by and among RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation (the "Assignor") and (the "Assignee").

         WHEREAS, Assignee has this day purchased Assignor's interest in the real property legally described on the attached Exhibit A (the "Property"); and

         WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Property;

         NOW, THEREFORE, in consideration of the purchase and sale of the Property, and for other good and valuable consideration, Assignor agrees as follows:

         1. Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following:

                  (i) All licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Property and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Property and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Property.

                  (ii) any trade style or trade name used in connection with the Property; and,

                  (iii) all correspondence with the tenants under tenant leases, all booklets and manuals relating to the maintenance and operation of the Property.

         The foregoing are collectively referred to herein as the "Intangibles".

         2. Assignor agrees to assume full responsibility for all the obligations under the Intangibles accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising from Assignor's failure to perform said obligations.

         3. Assignee assumes full responsibility for all obligations accruing under the Intangibles from and after the date hereof and Assignee agrees to indemnify and hold Assignor and its predecessors in title harmless from all claims, liabilities or costs arising from Assignee's failure to perform said obligations.

         4. This instrument may be executed in counterparts.

         5. The obligations of Assignor contained herein are intended to be binding only on the property of the trust party to this Agreement and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the trustees, investment managers, any general partners thereof, or any employees or agents of the trustees or investment managers.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.



ASSIGNOR:

RREEF   MIDAMERICA/EAST-V   NINE,  INC.,  a  Delaware
corporation

By:      RREEF  America  L.L.C.,  a Delaware  limited
         liability company, its investment advisor


By:___________________________
         Authorized Representative


ASSIGNEE:

VICON INDUSTRIES, INC., a New York corporation

By:
Title:

                                    EXHIBIT A

                                Legal Description

                                 Schedule 7.6.7

                          SELLER'S CLOSING CERTIFICATE


     THIS CLOSING CERTIFICATE is made as of the __ day of February, 1998, by and between RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation ("Seller"), to and in favor of VICON INDUSTRIES, INC., a New York corporation ("Purchaser"), under and pursuant to that certain Agreement of Purchase and Sale by and between Seller and __________, dated as of ________, (the "Agreement"), for the purchase and sale of that certain Property situated in the City of Hauppauge, Suffolk County, State of New York (as defined in the Agreement).

         Pursuant to Sections 6.2 and 7.6.7 of the Agreement and except as disclosed on Exhibit A attached hereto and made a part hereof, Seller hereby reconfirms, remakes and rewarrants to Purchaser as of the date hereof each of the representations, warranties and covenants given by Seller contained in
Section 5.1 of the Agreement in the same manner as such representations, warranties and covenants were given in the Agreement, each of which is incorporated herein and made a part hereof by this reference. Except as modified hereby, Seller hereby confirms that each of said representations, warranties and covenants are true and accurate in all material respect as of the date hereof. Seller's reconfirming, remaking and rewarranting of its representations, warranties and covenants is subject to the limitations set forth in Sections 5.4 and 8.11 of the Agreement.

         The obligations of Seller contained herein are intended to be binding only on the property of the trust party to this Certificate and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the trustees, investment managers, any general partners thereof, or any employees or agents of the trustees or investment managers.

         IN WITNESS WHEREOF, Seller has executed this Closing Certificate as of the day and year first above written.

SELLER:

RREEF MIDAMERICA/EAST-V NINE, INC., a California group trust

By:      RREEF America L.L.C., a
         Delaware limited liability company,
         its investment advisor

By:

                                    EXHIBIT A

                                   Disclosure

                                    EXHIBIT A

                        Legal Description of the Property

                                    EXHIBIT B

                            Due Diligence Deliveries


1.       RREEF's most recent environmental audit of the Property.

                                    EXHIBIT C

            ------------------------------------------------------
            (Name of Employee Benefit Plan/Trust or Investment Fund)

                 SALE OF ______________________________________
                                     (Description of Property)


             Party In Interest/Prohibited Transaction Questionnaire

                          TO BE COMPLETED BY PURCHASER


The purpose of this questionnaire is to determine whether the sale of the property described above (the "Property") by or on behalf of the investment fund, the assets of which are employee benefit plan assets, named above for which RREEF America L.L.C. ("RREEF") is an investment manager (the "Plan" and, if an entity owned by the Plan is the actual seller, the "Seller") to the purchaser of such property (the "Purchaser") would be a prohibited transaction within the meaning of section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975(c) of the Internal Revenue Code of 1986, as amended. Attached to this questionnaire is a list of fiduciaries of and service providers to the Plan, employers and employee organizations whose employees and members respectively, are covered by the Plan, and affiliates of the Plan, the trustee(s) of the Plan, including any employee benefit plans whose assets form a part of the Plan (the "Trustee"), RREEF and the sponsoring employers, of which the Seller and the Plan is aware.


INSTRUCTIONS: Complete the unanswered items. Review those questions to which answers have already been provided and note any exceptions to the answers. If the answer to any question is YES, attach an explanation setting forth the names of the parties, exact relationship and, if applicable, ownership interests involved. In addition, attach a list of all Purchaser's affiliates and entities in which Purchaser directly or through any subsidiary owns a 10% or more interest (including partnerships and joint ventures).


A.  GENERAL Y/N




1. Does Purchaser or any affiliate1 of Purchaser have, or has it during the immediately preceding one-year period, exercised, the authority to appoint or terminate RREEF as the Plan's asset manager or negotiate the terms (including renewals or modifications) of RREEF's management agreement with the Plan?

---

2. Is the Purchaser or any affiliate of the Purchaser an owner of 5% or more of the interests of RREEF?
___


If either of these questions is answered YES, the QPAM exemption may not apply, in which case, the transaction must be scrutinized to ensure that neither the Purchaser nor its affiliates are parties in interest.

B.  PURCHASER

1. Following the sale, will the property be a "plan asset", within the meaning of Department of Labor regulation ss. 2510.3-101, with
___ respect to any "employee benefit plan", within the meaning of section 3(3) of the ERISA, which is subject to ERISA?

2.       If the  Property  will be a plan asset,  is the  Purchaser a "qualified
         plan  asset  manager",    within  the  meaning  of  section  V(c) of
         Prohibited Transaction Class Exemption ("PTE") 84-14, and is PTE 84-14 applicable to the transaction?
___
3. If the Property will be a plan asset, but PTE 84-14 is not applicable to the transaction, has Purchaser determined that the transaction is not a prohibited transaction with respect to the employee benefit plans with respect to which the Property is currently a plan asset?
___
4. Is the Purchaser or a Parent2 of the Purchaser, an administrator, trustee, custodian or other fiduciary with respect to the Seller or the Plan (including any plan whose assets form a part of the Plan), counsel to the Purchaser or the Plan or an employee of the Plan?
___
5. Is the Purchaser or a Parent of the Purchaser providing any services to the Seller or the Plan (including any plan whose assets form a part of the Plan)?
___
6. Is the Purchaser, or a Parent or a Subsidiary3 of the Purchaser, an employer any of whose employees are covered under the Plan (including any plan whose assets form a part of the Plan)?
___
7. Is the Purchaser, or a Parent or a Subsidiary of the Purchaser, an employee organization, any of whose members are covered by the Plan (including any plan whose assets form a part of the Plan)?
___

8. Is the Purchaser or any affiliate of the Purchaser an owner of 5% or more of the interests of the Trustee?
---
9. Is the Trustee or any affiliate of the Trustee the owner of 5% or more of the interests of the Purchaser?
___
10.      Is the Purchaser a 10% joint venturer with RREEF or the Trustee?
___






                              PURCHASER
                              VICON INDUSTRIES, INC., a New York corporation,


                                 By:______________________________________
                                 Its:________________________________

                                    EXHIBIT D

                              Permitted Exceptions

                                    EXHIBIT E

                                Service Contracts

--------
NOTES TO PARTY IN INTEREST/PROHIBITED TRANSACTION QUESTIONNAIRE


1.       "Affiliate" means
         (I) any person, directly or indirectly, controlled by, controlling or under common control with the named person; (ii) any corporation, partnership,  trust or  unincorporated  enterprise  of which  the named person is an officer, director or 5% or more partner; or (iii) any director or highly compensated (within the meaning of section 4975(e)(2)(H) of the Internal Revenue Code) employee of the named person.

2. "Parent" means a person who, directly or indirectly, owns 50% or more of the (I) combined voting power of all classes of stock, in the case of a corporation, (ii) capital interests or profits interests, in the case of a partnership, or (iii) beneficial interests, in the case of a trust.

3. "Subsidiary" means an entity in which a person owns, directly or indirectly, 50% or more of (I) the combined voting power of all classes of stock, in the case of a corporation, (ii) the capital or profits, in the case of a partnership, or (iii) the beneficial interests, in the case of a trust.